Exhibit 99

For Immediate Release

Contact:	Glenn Schaeffer	(702) 632-6710
	Les Martin	(702) 632-6820

Mandalay Issues Additional $50 Million Convertible Senior Debentures Due 2033 As Initial
Purchasers Exercise Over-Allotment Option in Full

LAS VEGAS, NV—April 2, 2003—Mandalay Resort Group (NYSE:MBG) today announced that it has closed the sale of an additional $50 million aggregate original principal amount of its floating rate convertible senior debentures due 2033, pursuant to an option granted to the initial purchasers in connection with Mandalay’s previously announced private placement of $350 million aggregate original principal amount of the convertible debentures. Mandalay will use the net proceeds from the sale of the convertible debentures to repay currently outstanding indebtedness under its credit facility.

The convertible debentures were offered only to qualified institutional buyers. Neither the convertible debentures nor the shares issuable upon conversion of them have been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

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